March 3, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

RE:  Safe Technologies International, Inc. (Commission File No. 000-17746)

Dear Sir/Madam:

We have read the comments in Item 4 of Form 8-K of Safe Technologies International, Inc., dated March 3, 2003.

We are in disagreement with item G, which provides that our firm received a copy of the Form 8-K on February 21, 2003. We did not receive a copy of the Form 8-K until February 27, 2003, at which time we received a draft copy by facsimile. We then received an updated draft copy of the Form 8-K by facsimile on March 3, 2003.

We are in agreement with all other points in the Form 8-K.

Sincerely,

Michaelson & Co., P.A.

Cc:  Stephen Durland